Exhibit 10.1

FORM OF PREPAYMENT AGREEMENT

AND

AMENDMENT

THIS PREPAYMENT AGREEMENT AND AMENDMENT, dated as of February 29, 2008 (this “Agreement”), is made and entered into by and among IMMUNICON CORPORATION, a Delaware corporation (the “Company”), and the undersigned securityholder (the “Holder”) signatory hereto who holds Notes and Warrants (each as defined below).

W I T N E S S E T H:

WHEREAS, the Company has executed in favor of the securityholders (each an “Other Holder”, and together with the Holder, the “Holders”) listed on the Schedule of Holders attached hereto (the “Schedule of Holders”), those certain Subordinated Convertible Notes, dated December 6, 2006, made by the Company to the order of the Holders in the original principal amount of $30,000,000 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”); and

WHEREAS, the Company and the Holders are also parties to that certain Securities Purchase Agreement, dated as of December 5, 2006 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings for such terms set forth in the Purchase Agreement); and

WHEREAS, the Company has executed in favor of the Holders those certain Warrants to Purchase Common Stock, dated December 6, 2006, made by the Company to the order of the Holders (as may be amended, restated, supplemented or otherwise modified from time to time, the “Warrants,” and referred to collectively herein with the Notes and the Purchase Agreement as the “Transaction Documents”); and

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Holder desires for the Company to prepay $3,000,000 of original principal amount on the Notes (the “Exchanged Debt”) through an exchange by the Holders of such Exchanged Debt for shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and for the Company to also prepay $8,500,000 in cash on the Notes, and the Company wishes to make the foregoing prepayments by issuing shares of Common Stock in exchange for the Exchanged Debt (such issuance, the “Exchange”) and by making the foregoing cash payments, in each case upon the terms and conditions provided for herein; and

WHEREAS, the parties hereto intend that the Exchange be exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, any failure by the Company to comply with certain agreements in the Transaction Documents might result in an “Event of Default” (as defined in the Notes); and

WHEREAS, concurrently herewith each of the Other Holders (which together with the Holder constitute at least the Requisite Holders (as defined below)) are also entering into agreements identical to this Agreement (the “Other Agreements”) (other than proportional changes (the “Proportionate Changes”) in the numbers reflecting the different principal amount of such Other Holders’ Notes) with the Company and exchanging its Notes for Shares (other than the Proportionate Changes) as provided for in such Other Agreements; and

WHEREAS, as consideration for the Exchange and the other payments contemplated herein, the Company has requested that the Holder, among other things, amend certain provisions of the Transaction Documents.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Agreement to Prepay; Closing; Waiver.

(a) Agreement to Prepay. Upon the terms and subject to the conditions of this Agreement, at the Closing:

(i) the Holder agrees to sell, assign, transfer and deliver the Exchanged Debt, in such amounts as set forth opposite the Holder’s name in column 4 of the Schedule of Holders, to the Company in exchange for the issuance, in the amounts as set forth on the Schedule of Holders, by the Company to the Holder of such number of shares of Common Stock set forth opposite the Holder’s name in column 5 of the Schedule of Holders (the “Shares”) ( the “Exchange Consideration”); and

(ii) the Company agrees (A) to pay the Holder such amount set forth opposite the Holder’s name in column 6 of the Schedule of Holders in cash in the aggregate in the amounts as set forth on the Schedule of Holders (the “Prepayment”) with such Prepayment applied to reduce the Principal amount of the Note of the Holder and to pay accrued but unpaid Interest on the Note as set forth in columns 7 and 8 on the Schedule of Holders, and (B) to issue to the Holder the Shares as provided in Section 1(a)(i).

(b) Closing; DWAC and DTC Delivery.

(i) The closing (the “Closing”) of the Exchange and prepayments provided for in Section 1(a) shall be deemed to occur at 2:00 p.m., Philadelphia time, on February 29, 2008, or such other mutually agreed to time (the “Closing Date”) at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania.

(ii) At the Closing, upon the terms and subject to the conditions of this Agreement, the Company shall issue the Exchange Consideration to the Holder by providing an irrevocable letter of instruction to its transfer agent on the Closing Date to transmit the Shares (without restriction and not containing any restrictive legend and without the need for any further action by the Holder) to the Holder by crediting the account of the Holder’s broker with DTC through its Deposit Withdrawal Agent Commission system under the Fast Automated Securities Transfer program in accordance with the account instructions and information from such broker included on the Schedule of Holders.

(iii) At the Closing, upon the terms and subject to the conditions of this Agreement, the Company shall pay to the Holder the Prepayment, which shall be made by wire transfer of immediately available funds at the closing on the Closing Date to the wire instructions opposite the Holder’s name on the Schedule of Holders.

(iv) At the Closing, the Company shall cause its transfer agent to update its books and records to reflect the Principal and Interest remaining on the Notes following the transactions described above (it being agreed and understood that the Prepayment shall be applied to reduce the Principal amount of the Notes as well as the accrued but unpaid Interest thereon), and no physical surrender of the Notes shall be required to evidence the Exchanged Debt or the prepayment of the amount subject to the Prepayment, and the amount of the Exchanged Debt and Prepayment shall no longer be outstanding with respect to the Notes and the Holder shall have no further rights with respect to such amounts under the Notes, except as provided under this Agreement.

(c) Waiver of Rights. The Holder signatory hereto hereby irrevocably waives, solely on its own behalf, (i) any rights of adjustment or otherwise (including, without limitation, any related notice or procedural rights) pursuant to Section 7 of the Notes and Section 2 of the Warrants, in connection with the Exchange and the issuance of the Shares in connection therewith; and (ii) any participation rights or other rights (including, without limitation, any related notice or procedural rights) pursuant to Sections 4(i) and 4(m) of the Purchase Agreement, but solely in each case with respect to the Exchange and the issuance of the Shares in connection therewith.

2. Representations and Warranties of the Holder. The Holder signatory hereto, represents and warrants with respect to only itself that:

(a) Ownership of the Notes and the Warrants. The Holder is the record and beneficial owner of the Note and the Warrant of such Holder in such amounts as set forth on the Schedule of Holders.

(b) Organization, Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Holder. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(d) Residency. The Holder is a resident of that jurisdiction specified in its address on the Schedule of Holders.

(e) Certain Trading Activities. Other than with respect to this Agreement and the transactions contemplated herein, since the time that the Holder was first contacted by the Company or any other Person regarding the matters contemplated by this Agreement, neither the Holder nor any “Affiliate” (as defined in Rule 144 of the Securities Act) of the Holder which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Holder’s investments or trading or information concerning the Holder’s investments and (z) is subject to the Holder’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Holder or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company. The Holder hereby covenants and agrees not to, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company or involving the Company’s securities during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future. For the purpose of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(f) Acquiring Person. The Holder, after giving effect to the transactions contemplated hereby, will not be the beneficial owner of 20% or more of the Company’s outstanding Common Stock. For purposes of this Section 2(f), beneficial ownership shall be determined pursuant to a Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(g) Status and Access to Information. The Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the transactions and other matters contemplated by this Agreement and its investment, and has so evaluated the merits and risks of such transactions and matters. The Holder acknowledges that it has had the opportunity to review the Company’s public filings made under the 34 Act and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of and the merits and risks of the transactions and other matters contemplated by this Agreement; and (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and the transactions and other matters contemplated by this Agreement.

The Company acknowledges and agrees that the Holder does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

3. Representations and Warranties of the Company. The Company represents and warrants to the Holder that, as of the date hereof and as of the Closing Date:

(a) Organization; Authorization; Enforcement; Validity. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Company’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports filed on Form 10-Q. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof. The execution and delivery of the Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Shares, have been duly authorized by the Company’s Board of Directors, and no further filing, consent, or authorization is required by the Company’s Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) Issuance of Shares. The Shares to be issued in the Exchange by the Company have been duly authorized and when issued and exchanged for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof, except as have been amended pursuant to this Agreement.

(c) No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the certificate of incorporation or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except to the extent that such conflict, breach or default would not have a Material Adverse Effect.

(d) Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Securities and Exchange Commission (the “SEC”) or such additional steps as may be required under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(e) Consents. Other than as have been obtained, filed or made, neither the Company nor any of its Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC) is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in each case in accordance with the terms hereof. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f) Acknowledgment Regarding Holder’s Purchase of Shares. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Holder or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the transactions contemplated by this Agreement. The Company further represents to the Holder that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(g) Acknowledgement Regarding Holder’s Trading Activity. Anything in this Agreement or elsewhere to the contrary notwithstanding, but subject to compliance by the Holder with applicable law and this Agreement, it is understood and acknowledged by the Company (i) that the Holder has not been asked by the Company or its Subsidiaries to agree, nor has the Holder agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) that past or future open market or other transactions by the Holder, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly traded securities; (iii) that the Holder, and counterparties in “derivative” transactions to which the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that the Holder shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that, subject to compliance by the Holder with applicable law and this Agreement, (i) the Holder may engage in hedging and/or trading activities at various times during the period that the Shares are outstanding and (ii) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.

The Holder acknowledges and agrees that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.

4. Covenants.

(a) Eligible Market Listing. Prior to the Closing, the Company will file with The NASDAQ Stock Market LLC (“Nasdaq”) an application or other document required by Nasdaq for the listing of the Shares on The NASDAQ Capital Market (the “Listing Application”). So long as the Holder beneficially own any of the Shares, the Company shall use its reasonable best efforts to maintain the listing of its Common Stock on any Eligible Market on which its shares of Common Stock are then listed.

(b) Pledge of Shares. The Company acknowledges and agrees that the Shares may be pledged in compliance with applicable law by any holder of the Shares (an “Investor”) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Shares. The pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and no Investor effecting a pledge of Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees, subject to applicable securities laws, to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by an Investor.

(c) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., Philadelphia time, on the first business day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). As of immediately following the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC. Without the prior written consent of the Holder, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Holder in any filing, announcement, release or otherwise unless such disclosure is required by law, regulation or any eligible market on which the Company’s securities are then listed or quoted.

5. Conditions to the Company’s Obligations Hereunder. The Holder understands that the Company’s obligations hereunder at the Closing are conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

(a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

(b) The representations and warranties of the Holder contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Holder shall have performed all covenants and agreements of the Holder required to be performed by the Holder on or before the Closing Date.

6. Conditions to the Holder’s Obligations Hereunder. The Company understands that the Holder’s obligations hereunder at the Closing are conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Holder in its sole discretion):

(a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

(b) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein required to be performed by the Company on or before the Closing Date.

(c) Each of the Other Holders shall have (i) executed the Other Agreements and (ii) satisfied or waived all conditions to the closings contemplated by such agreements.

7. Amendments to the Notes. Subject to the terms, and in consideration of and reliance upon, the agreements of the parties contained herein and the consummation of the transactions contemplated by the Other Agreements, upon the closing of the transactions contemplated hereby and under the Other Agreements, the Notes shall be amended to expressly authorize and permit the transactions contemplated by this Agreement without breach of the Notes and:

(a) By amending and restating the last sentence of Section 1 of the Notes, “PAYMENTS OF PRINCIPAL”, in their entirety as follows:

“Notwithstanding anything herein or in the other Transaction Documents to the contrary, the Company may upon 5 Business Days’ notice prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges, if any, on Principal and Interest, without cost, premium or penalty; provided, however, if the Company has entered into either a letter of intent or a definitive agreement that, if consummated, would constitute a Change of Control, then during the period between the execution of such letter of intent or agreement and either the termination or expiration of such letter of intent or agreement or the consummation of the Change of Control contemplated thereby, such prepayment may be made only by payment of the Change of Control Redemption Price attributable thereto.”

(b) By amending and restating Section 26(m) of the Notes, “Eligible Market”, in its entirety as follows:

“(m) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Capital Market or the Over-the-Counter Bulletin Board.”

(c) By amending and restating Section 12(b)(i) of the Notes, “Available Cash Test”, in their entirety as follows:

“(b)(i) Available Cash Test. So long as this Note is outstanding, the Company’s Available Cash as of the end of each Fiscal Quarter beginning December 31, 2008 shall equal or exceed the amount equal to (A) the Cash Burn for such Fiscal Quarter multiplied by (B) four (4) (the “Available Cash Test”). The relevant first Fiscal Quarter shall be the Fiscal Quarter ended December 31, 2008. Notwithstanding the foregoing or Section 12(b)(ii) below which provides for the determination to be measured on the Announcement Date Deadline, the Company shall make a statement within fifteen Business Days’ following December 31, 2008 to the effect of whether or not it is in compliance with all of its covenants under the Notes, including the Available Cash Test.”

(d) By amending the definition of “Excluded Securities” contained in Section 26 of the Notes, to include the Shares as “Excluded Securities.”

(e) By amending the definition of “Event of Default” contained in Section 4(a)(v) of the Notes in their entirety as follows:

“(v) the Company shall either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000, individually or in the aggregate, due to any third party, other than, with respect to unsecured Indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, individually or in the aggregate, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company (other than with respect to the Company’s Development, License and Supply Agreement, as amended, with Veridex, LLC, a Johnson & Johnson company (“Veridex”), to the extent such default or event of default arises out of or in connection with any matters related to the Company’s ongoing arbitration proceeding against Veridex) which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects of financial condition of the Company or any of its Subsidiaries, individually or in the aggregate;”

(f) By amending Section 4(a)(viii) of the Notes in their entirety as follows:

“(viii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged, paid or stayed pending appeal, or are not discharged or paid within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above;”

8. Amendments to the Warrants. Subject to the terms, and in consideration of and reliance upon, the agreements of the parties contained herein and the consummation of the transactions contemplated by the Other Agreements, upon the closing of the transactions contemplated hereby and under the Other Agreements, the Warrants shall be amended to expressly authorize and permit the transactions contemplated by this Agreement without breach of the Warrants.

9. Amendment to the Purchase Agreement. Subject to the terms, and in consideration of and reliance upon, the agreements of the parties contained herein and the consummation of the transactions contemplated by the Other Agreements, upon the closing of the transactions contemplated hereby and under the Other Agreements, the Purchase Agreement shall be amended to expressly authorize and permit the transactions contemplated by this Agreement without breach of the Purchase Agreement and by amending and restating Section 4(b) of the Purchase Agreement, “Maintenance of Registration Statement”, in its entirety as follows:

“(b) Maintenance of Registration Statement. For so long as any of the Notes or Warrants remain outstanding, the Company shall use its reasonable best efforts to maintain the effectiveness of the current Registration Statement on Form S-3 covering the issuance thereunder of the Registrable Securities (as defined below); provided that, if at any time while the Notes or the Warrants are outstanding the Company shall be ineligible to maintain the effectiveness of such Registration Statement on such Form S-3 for the purpose of issuance of the Registrable Securities, the Company shall no longer be obligated to maintain the effectiveness of such Registration Statement. The Company confirms its agreement under Recitals B and C of this Agreement that under such circumstances, at the time of issuance of any Conversion Shares, such Conversion Shares will be securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act and at the time of issuance of any Warrant Shares, if such Warrant Shares are issued solely pursuant to the cashless exercise provisions of the Warrant, such Warrant Shares will be securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act, and confirms its obligations under the Transaction Documents to issue such Conversion Shares and Warrant Shares under such circumstances without restriction and without any restrictive legend and otherwise in accordance with the provisions set forth in the Transaction Documents. In the event a Holder determines in good faith to exercise the Warrants through a cash exercise and notifies the Company in writing of such determination, and if at such time the Company is then eligible to utilize Form S-3 (or any successor form) for the purpose of registering such Warrant Shares, without limiting the ability of the Company to otherwise register its securities on a “shelf registration statement” on Form S-3 (or any successor form), then upon the written request of such Holder, the Company shall use reasonable best efforts to register the issuance of such Warrant Shares on Form S-3 (or any successor form) as expeditiously as reasonably practicable following the receipt of such written request.”

10. Miscellaneous.

(a) Governing Law, Jurisdiction, Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the Transaction Documents, as amended herein, supersede all other prior oral or written agreements between the Holder, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the Transaction Documents, as amended herein, and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement shall amend and is incorporated into and made part of the Transaction Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such Transaction Documents, the terms of this Agreement shall be controlling. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds of the aggregate number of Registrable Securities (as defined in the Notes) issued and issuable under the Notes (the “Requisite Holders”), and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding on the Holder and holders of the Securities (as defined in the Notes) and the Shares, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities and Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Other Holder relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth in this Agreement, the Other Agreements and the Transaction Documents, as amended by this Agreement. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the Transaction Documents, as amended by this Agreement, the Holder has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Immunicon Corporation
3401 Masons Mill Road, Suite 100
Huntingdon Valley, Pennsylvania 19006
Telephone:	(877) 822-0777
Facsimile:	(215) 830-0777
Attention:	James L. Wilcox, Esq., Vice President, Chief Counsel and Secretary

with a copy (for informational purposes only) to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Telephone:	(215) 963-5000
Facsimile:	(215) 963-5001
Attention:	James W. McKenzie, Jr., Esq.

If to a Holder, to its address and facsimile number set forth on the Schedule of Holders attached hereto, with copies to the Holder’s representatives as set forth on the Schedule of Holders attached hereto, with a copy (for informational purposes only) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (1) given by the recipient of such notice, consent, waiver or other communication, (2) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (3) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any holders of the Notes or the Warrants or the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds of the aggregate number of Registrable Securities issued and issuable thereunder, including by way of a Fundamental Transaction (as defined in the Notes and the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). The Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Holder hereunder with respect to such assigned rights. It shall be a condition of transfer or assignment of any Notes, Warrants, Registrable Securities or Shares that such transferee expressly assume the obligations and agreements of a Holder set forth in this Agreement, and in the Transaction Documents, as amended by this Agreement, which shall be binding on such transferee or assign.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Except as provided in Section 12(o), the respective representations, warranties, covenants and agreements of the Company and the Holder contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the closing hereunder, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Holder or any Person controlling or acting on behalf of the Holder or by the Company or any Person controlling or acting on behalf of the Company.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

(l) Remedies. The Holder and each holder of the Shares shall have all rights and remedies set forth in this Agreement and the Transaction Documents, as amended by this Agreement, and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement or the Transaction Documents, as amended by this Agreement, any remedy at law may prove to be inadequate relief to the Holder. The Company therefore agrees that the Holder shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m) Payment Set Aside. To the extent that the Company makes a payment or payments to the Holder hereunder or pursuant to any of the other Transaction Documents, as amended by this Agreement, or the Holder enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(n) Expenses. The Company shall be responsible for its expenses (including, without limitation, the legal fees and expenses of its counsel), incurred by them in connection with the negotiation and execution of, and closing under, this Agreement and of the transactions contemplated hereby. The Company shall reimburse the Holder for its expenses (including, without limitation, the legal fees and expenses of its counsel), incurred by them in connection with the negotiation and execution of, and closing under, this Agreement and the Other Agreements and of the transactions contemplated hereby; provided that the Company shall only be required to reimburse an aggregate of $15,000 in the aggregate to all of the Holders under this Agreement and the Other Agreements and each Holder shall be responsible for all expenses not required to be reimbursed hereunder.

(o) Termination. In the event that the Closing has not occurred by midnight Philadelphia time on February 29, 2008, then the Company or the Holder shall have the right to terminate this Agreement by giving notice to the other parties hereto at any time after February 29, 2008, in which case this Agreement and the Other Agreements shall automatically terminate without any further action by the Company, the Holders or the Other Holders; provided that any such termination shall be effective only upon the giving of notice thereof by such party. Notwithstanding the foregoing, no termination may be made under this Section if the failure to close on or prior to such date shall be caused by a material breach of such terminating party’s obligations hereunder. Upon a termination under this Section, none of the parties shall have any obligations to the other parties hereto under this Agreement, and all agreements, releases, waivers, representations, warranties, amendments and covenants shall be void ab initio and of no further force and effect; provided, however, that nothing herein shall relieve any party from liability for its willful breach of its obligations under this Agreement prior to such termination. Within one Business Day of any termination of any Other Agreement, the Company shall notify the Holder of such termination.

(p) Public Statements, Press Releases, Etc. The Company and the Holder shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, including the 1934 Act and the rules and regulations promulgated thereunder (although the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(q) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(r) Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement or any other Transaction Document, as amended by this Agreement and the Other Agreements are several and not joint with the obligations of any other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any other Holder under any Transaction Document, as amended by this Agreement and the Other Agreements. Nothing contained herein or in this Agreement or any other Transaction Document, as amended by this Agreement and the Other Agreements, and no action taken by the Holder pursuant hereto, shall be deemed to constitute such Holder and other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Holder and the other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document, as amended by this Agreement and the Other Agreements and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by Agreement and any other Transaction Document, as amended by this Agreement and the Other Agreements. The Company and the Holder confirms that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(s) Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any amendment, settlement or waiver (each a “Settlement Document”) relating to the terms, conditions and transactions contemplated hereby, is or will be more favorable to such Person than those of the Holder and this Agreement shall be, without any further action by the Holder or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms contained in such Settlement Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to the Transaction Documents) as the Holder may reasonably request to further effectuate the foregoing.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Prepayment Agreement and Amendment to be duly executed as of the date first written above.

COMPANY:

IMMUNICON CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Prepayment Agreement and Amendment to be duly executed as of the date first written above.

HOLDER:

[NAME OF HOLDER]

By:
Name:
Title: